As filed with the Securities and Exchange Commission on December 30, 2009
Registration No. 333-141124

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3
TO FORM S-4 ON FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BANCORP OF NEW JERSEY, INC.
(Exact name of registrant as specified in its charter)
New Jersey
(State or other jurisdiction of incorporation or organization)
6022 — State Commercial Banks
(Primary Standard Industrial Classification Code Number)
20-8444387
(I.R.S. Employer Identification Number)
1365 Palisade Avenue
Fort Lee, New Jersey 07024
(201) 944-8600
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Albert F. Buzzetti
Chairman and Chief Executive Officer
Bancorp of New Jersey, Inc.
1365 Palisade Avenue
Fort Lee, New Jersey 07024
(201) 944-8600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with a copy to:
Donald R. Readlinger, Esq.
Pepper Hamilton LLP
Suite 400
301 Carnegie Center
Princeton, NJ 08543-5276
Not applicable.
(Approximate date of commencement of proposed sale to the public)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
This Post-Effective Amendment No. 3 to Form S-4 on Form S-1 shall become effective on such date as the Commission, acting pursuant to section 8(c) of the Securities Act of 1933, may determine.

TABLE OF CONTENTS

SIGNATURES
DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 3 to Form S-4 on Form S-1 (“Amendment No. 3”) amends the Registration Statement on Form S-4 (Commission File No. 333-141124), which was declared effective by the Securities and Exchange Commission (“SEC”) on May 15, 2007, as amended by Post-Effective Amendment No. 1 to Form S-4 on Form S-1, which was declared effective by the SEC on September 23, 2008, and further amended by Post-Effective Amendment No. 2 to Form S-4 on Form S-1, which was declared effective by the SEC on July 24, 2009 (as amended, the “Registration Statement”).
     This Amendment No. 3 is being filed by Bancorp of New Jersey, Inc. (the “Company”), pursuant to an undertaking in the Registration Statement, to remove from registration 638,180 shares of the Company’s common stock which had been issuable upon the exercise of warrants previously issued by the Company’s bank subsidiary, Bank of New Jersey, but which were not issued prior to the expiration of such warrants on September 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lee, New Jersey, on December 30, 2009.

By:	Albert F. Buzzetti
Albert F. Buzzetti
Chairman and Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Albert F. Buzzetti Albert F. Buzzetti	Director, Chairman and Chief Executive Officer (principal executive officer)	December 30, 2009

Michael Lesler Michael Lesler	Director, President and Chief Operating Officer (principal financial officer and principal accounting officer)	December 30, 2009

* Michael Bello	Director	December 30, 2009

* Jay Blau	Director	December 30, 2009

* Albert L. Buzzetti	Director	December 30, 2009

* Gerald A. Calabrese	Director	December 30, 2009

* Stephen Crevani	Director	December 30, 2009

* John K. Daily	Director	December 30, 2009

* Armand Leone, Jr., MD, JD	Director	December 30, 2009

* Anthony M. Lo Conte	Director	December 30, 2009

* Carmelo Luppino, Jr.	Director	December 30, 2009

* Rosario Luppino	Director	December 30, 2009

Name	Title	Date

* Howard Mann	Director	December 30, 2009

* Josephine Mauro	Director	December 30, 2009

* Joel P. Paritz	Director	December 30, 2009

* Christopher M. Shaari, MD	Director	December 30, 2009

*	Director	December 30, 2009
Anthony Siniscalchi

* Mark Sokolich	Director	December 30, 2009

* Diane M. Spinner	Director	December 30, 2009

* By:	Albert F. Buzzetti
Albert F. Buzzetti
Attorney-in-fact